Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Mark F. A. Kearns
Chief Accounting Officer
T: +352 2469 7954
E: mark.kearns@altisource.lu

ALTISOURCE ANNOUNCES FIRST QUARTER RESULTS

Luxembourg, April 25, 2013

Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS) today reported net income attributable to Altisource of $27.5 million or $1.10 per diluted share for the three months ended March 31, 2013, an increase in net income and diluted earnings per share from the three months ended March 31, 2012 of 9% and 8%, respectively.  Service revenue was $127.6 million for the three months ended March 31, 2013, an 18% increase when compared to the three months ended March 31, 2012.

The first quarter 2013 increase in net income over the same period in the prior year is primarily from stronger service revenue growth in the higher margin Mortgage Services segment even with limited benefit from the Ocwen Financial Corporation (“Ocwen”) acquisition of the Homeward Residential, Inc. (“Homeward”) servicing platform and no benefit from Ocwen’s acquisition of the Residential Capital, LLC (“ResCap”) servicing platform and the Ally Financial Inc. (“Ally”) servicing rights.  The improvement was partially offset by interest expense on our $200.0 million Senior Secured Term Loan that was funded in the fourth quarter of 2012, increased technology expenses to support our growth and the carrying of Mortgage Services employee and facility expenses in anticipation of the near doubling of the number of non-GSE loans serviced by Ocwen on the REALServicing® platform by the fourth quarter of 2013 (compared to the fourth quarter of 2012).

“With Ocwen’s recent and anticipated servicing portfolio growth coupled with our development of new default related services and our other growth initiatives, we believe we are well positioned for long-term growth in revenue and earnings even with the cyclical changes anticipated in the default and origination markets,” said Chairman William Erbey.

William Shepro, Chief Executive Officer, further commented, “We are very pleased with our first quarter results particularly given that our Mortgage Services segment is almost fully staffed to support the near doubling of the non-GSE loans on REALServicing by the fourth quarter of 2013.  We accomplished our results with only modest benefit from the Homeward servicing portfolio and no benefit from the ResCap and Ally servicing portfolios.  This bolsters our confidence that our default businesses’ operating margins will increase by approximately seven percentage points by year-end 2013, even after amortizing the intangible assets associated with the Homeward and ResCap transactions.”

First quarter business performance highlights include:

•                  On March 29, completed the acquisition of Homeward fee-based businesses from Ocwen for an aggregate purchase price of $87.0 million;

•                  Based on portfolio acquisitions announced by Ocwen, we anticipate boarding up to 1.5 million additional loans to REALServicing over the next 12 months, less service transfers and run-off;

•                  Ocwen boarded all of the Homeward non-GSE loans on the REALServicing platform by April 1, 2013;

•                  From January 1 through April 5, 2013, Altisource Residential Corporation (“Residential”) acquired primarily non-performing loan portfolios with a total unpaid principal balance of $349.6 million, representing 1,410 loans; and

•                  Acquired 0.3 million shares of Altisource common stock during the quarter at an average price of $82.58 per share.

Gross profit as a percentage of service revenue was 41% and 44% for the three months ended March 31, 2013 and 2012, respectively.  The margin decline is primarily from higher compensation costs in our Technology Services segment as we continue to invest in the development of our next generation technology to support our growth initiatives.  The decline was partially offset by the improvement in Mortgage Services gross profit margins from 46% to 47% primarily from workforce and vendor efficiencies, even after incurring the carrying costs to support Mortgage Services’ anticipated growth.

On a consolidated basis, income from operations as a percentage of service revenue declined from 28% for the three months ended March 31, 2012 to 26% for the three months ended March 31, 2013 as a result of lower gross margins mentioned above, partially offset by the slower growth of selling, general and administrative expenses compared to service revenue.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward- Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss first quarter results.  A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. (NASDAQ: ASPS) is a global provider of services focused on high-value, technology-enabled knowledge-based solutions principally related to real estate and mortgage portfolio management, asset recovery and customer relationship management.  Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands, except per share data)

Financial Results

Results of operations are as follows for the three months ended March 31:

	2013	2012

Service revenue
Mortgage Services	$96,377	$79,320
Financial Services	16,132	17,760
Technology Services	20,231	17,022
Eliminations	(5,188)	(5,633)
	127,552	108,469
Reimbursable expenses	20,266	28,705
Non-controlling interests	1,009	1,892
Total revenue	148,827	139,066
Cost of revenue	76,696	63,055
Reimbursable expenses	20,266	28,705
Gross profit	51,865	47,306
Selling, general and administrative expenses	18,680	17,015
Income from operations	33,185	30,291
Other income (expense), net:
Interest expense	(3,212)	(15)
Other income (expense), net	705	(336)
Total other income (expense), net	(2,507)	(351)
Income before income taxes and non-controlling interests	30,678	29,940
Income tax provision	(2,151)	(2,819)
Net income	28,527	27,121
Net Income attributable to non-controlling interests	(1,009)	(1,892)
Net income attributable to Altisource	$27,518	$25,229

Earnings per share
Basic	$1.18	$1.08
Diluted	$1.10	$1.02

Weighted average shares outstanding:
Basic	23,374	23,381
Diluted	25,058	24,844

Transactions with related parties:
Revenue	$90,098	$82,780
Selling, general and administrative expenses	673	574
Other income	773	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$77,303	$105,502
Accounts receivable, net	109,238	88,955
Prepaid expenses and other current assets	21,760	7,618
Deferred tax assets, net	1,775	1,775
Total current assets	210,076	203,850

Premises and equipment, net	53,344	50,399
Deferred tax assets, net	4,073	4,073
Intangible assets, net	135,774	56,586
Goodwill	14,915	14,915
Investment in Correspondent One	—	12,729
Loan to Ocwen	—	75,000
Other assets	13,250	11,674

Total assets	$431,432	$429,226

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$57,704	$58,976
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	57	233
Other current liabilities	7,185	10,423
Total current liabilities	66,946	71,632

Long-term debt, less current portion	195,622	196,027
Other non-current liabilities	1,703	1,738

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; (25,413 issued and 23,177 outstanding as of March 31, 2013; 25,413 issued and 23,427 outstanding as of December 31, 2012)	25,413	25,413
Additional paid-in-capital	88,297	86,873
Retained earnings	151,441	124,127
Treasury stock, at cost (2,236 shares as of March 31, 2013 and 1,986 shares as of December 31, 2012)	(99,291)	(77,954)
Altisource equity	165,860	158,459

Non-controlling interests	1,301	1,370
Total equity	167,161	159,829

Total liabilities and equity	$431,432	$429,226